UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

The Hanover Insurance Group, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	04-3263626
(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

440 Lincoln Street Worcester, MA	01653
(Address of Principal Executive Offices)	(Zip Code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which registered
6.35% Subordinated Debentures due 2053	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12 (b) of the Exchange Act and is effective pursuant to General Instruction A. (c), please check the following box.    ☒

If this form relates to the registration of a class of securities pursuant to Section 12 (g) of the Exchange Act and is effective pursuant to General Instruction A. (d), please check the following box.    ☐

Securities Act registration statement file number to which this form relates: 333-187373 (if applicable)

Securities to be registered pursuant to Section 12 (g) of the Act:

None

(Title of Class)

(Title of Class)

Item 1. Description of Registrant’s Securities to be Registered.

In March 2013, The Hanover Insurance Group, Inc. (the “Registrant”) sold $175 million aggregate principal amount of 6.35% Subordinated Debentures due 2053 pursuant to an underwriting agreement with three major financial institutions. This registration statement on Form 8-A registers the class of such securities pursuant to the Securities Exchange Act of 1934, as amended. The material set forth in (i) the section captioned “Description of Debt Securities” in the Prospectus included in the Registrant’s registration statement on Form S-3 (File No. 333-187373), dated March 20, 2013, and (ii) the section captioned “Description of Debentures” in the Prospectus Supplement, dated March 20, 2013 to the Registrant’s Prospectus, are each incorporated herein by reference.

Item 2. Exhibits.

No.	Description

1	Certificate of Incorporation of the Registrant previously filed as Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K filed with the Commission on March 16, 2006, and incorporated herein by reference.

2	By-laws of the Registrant, previously filed as Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed with the Commission on November 21, 2006, and incorporated herein by reference.

3	Indenture, dated as of March 20, 2013, by and between the registrant and U.S. Bank National Association, previously filed as Exhibit 4.1 to the Registrant’s Registration Statement on Form S-3 filed with the Commission on March 20, 2013, and incorporated herein by reference.

4	First Supplemental Indenture dated March 27, 2013 between The Hanover Insurance Group, Inc. and U.S. Bank National Association, previously filed as Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on March 27, 2013, and incorporated herein by reference.

5	Form of Security Certificate representing the 6.35% Subordinated Debentures due 2053 (included in Exhibit 4 above).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

THE HANOVER INSURANCE GROUP, INC.

Date: March 27, 2013	By:	/s/ J. Kendall Huber
		Name:	J. Kendall Huber
		Title:	Executive Vice President, General Counsel and Asst. Secretary